UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2007

TITANIUM GROUP LIMITED
(Exact name of registrant as specified in its charter)

British Virgin Islands (State or other jurisdiction of incorporation)	0-52415 (Commission File Number)	Not applicable (IRS Employer Identification No.)

4/F, BOCG Insurance Tower, 134-136 Des Voeux Road Central, Hong Kong
 (Address of principal executive offices) (Zip Code)

(852) 3427 3177
Registrant’s telephone number, including area code

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

On November 23, 2007, Titanium Group Limited (“Titanium”) entered into a November 2007 Amendment and Waiver Agreement (the “Agreement’) with the holders of its Series A 8% Senior Convertible Debentures.  The Agreement grants a one-time waiver of all presently existing events of default, reduces the conversion price from $0.30 to $0.20, grants a one-time waiver of any anti-dilution adjustment to the warrant which would have been triggered by the reduction to the conversion price, and provides for the issuance of 477,366 shares of Titanium’s common stock as payment of interest due July 1, 2007 and October 1, 2007 and any late fees thereon.

This summary description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as an exhibit hereto.

Item 9.01       Financial Statements and Exhibits

Exhibit Number	Description

10.1	November 2007 Amendment and Waiver Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITANIUM GROUP LIMITED
November 23, 2007	By: /s/ Kit Chong "Johnny" Ng Dr. Kit Chong “Johnny” Ng Principal Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	November 2007 Amendment and Waiver Agreement